Exhibit 10.1

FORM OF

WILLIAMS-SONOMA, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is dated as of             , 2011, and is between Williams-Sonoma, Inc., a Delaware corporation (the “Company”), and             (“Indemnitee”).

RECITALS

A. Indemnitee’s service to the Company substantially benefits the Company.

B. Individuals are reluctant to serve as directors or officers of corporations or in certain other capacities unless they are provided with adequate protection through insurance or indemnification against the risks of claims and actions against them arising out of such service.

C. The certificate of incorporation and bylaws of the Company provide that the Company is authorized to indemnify directors, officers, employees and other agents of the Company to the fullest extent permitted by applicable law, and the Company’s certificate of incorporation limits the liability for monetary damages of directors of the Company to the fullest extent permitted by applicable law. In addition, Indemnitee may be entitled to indemnification pursuant to the Delaware General Corporation Law (the “DGCL”). The Company’s certificate of incorporation, bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive and thereby contemplate that contracts may be entered into between the Company and directors, officers and other persons with respect to indemnification.

D. Indemnitee does not regard the protection currently expressly provided by applicable law, the Company’s governing documents and any insurance as adequate under the present circumstances, and Indemnitee may not be willing to serve as a director or officer without additional protection.

E. In order to induce Indemnitee to continue to provide services to the Company, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee to the extent permitted by applicable law.

F. This Agreement is a supplement to and in furtherance of the indemnification provided in the Company’s certificate of incorporation and bylaws, and any resolutions adopted pursuant thereto, and this Agreement shall not be deemed a substitute therefor, nor shall this Agreement be deemed to limit, diminish or abrogate any rights of Indemnitee thereunder.

The parties therefore agree as follows:

1. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director, officer, employee or other agent of the Company or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against Expenses (as defined below), judgments, fines, settlements and other amounts actually and reasonably incurred by Indemnitee in connection with the Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and, in the case of any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or (ii) Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

2. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or other agent of the Company or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action if Indemnitee acted in good faith, in a manner Indemnitee believed to be in the best interests of the Company and its stockholders.

3. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the extent that Indemnitee has been successful on the merits in defense of any Proceeding referred to in Section 1 or 2 or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee in connection therewith.

4. Indemnification for Expenses of a Witness. To the extent that Indemnitee is, by reason of his or her position as a director, officer, employee or agent of the Company, a witness in any action, suit or proceeding to which Indemnitee is not a party, he or she shall be indemnified to the extent permitted by applicable law against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

5. Additional Indemnification Rights. Subject to Section 7 and any other provision of this Agreement that prohibits, limits or conditions indemnification by the Company, the Company agrees to indemnify Indemnitee to the fullest extent permitted by law for any acts, omissions or transactions while acting in the capacity of, or that are otherwise related to the fact that Indemnitee was or is serving as, a director, officer, employee or other agent of the Company or, to the extent Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, such other corporation, partnership, joint venture, trust or other enterprise, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s certificate of incorporation, the Company’s bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule that expands the right of a Delaware corporation to indemnify a director, officer or other corporate agent beyond that currently permitted under this Agreement, the applicable changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations under this Agreement, subject to the restrictions expressly set forth herein or therein. In the event of any change in any applicable law, statute or rule that narrows the right of a Delaware corporation to indemnify a director, officer or other corporate agent, it is the intent of the parties hereto that the rights of the parties in effect prior to such change shall remain in effect to the extent permitted by applicable law.

6. Partial Indemnification. If Indemnitee is entitled under this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, settlements or other amounts actually and reasonably incurred by Indemnitee in connection with any Proceeding, but not, however, for the total amount thereof, the Company shall indemnify Indemnitee for such portion of the Expenses, judgments, fines, settlements or other amounts to which Indemnitee is entitled in connection with each successfully resolved matter. For purposes of this section and without limitation, the termination of any discrete claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

7. Exceptions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any Proceeding (or any part of any Proceeding):

(a) for which payment has actually been made to or on behalf of Indemnitee under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) initiated by Indemnitee prior to a Change in Control, , including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees, unless (i) the Company’s board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation; (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; (iii) indemnification is required to be made under Section 10(e); (iv) otherwise required by applicable law; or (v) indemnification is in connection with actions or Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s certificate of incorporation or bylaws now or hereafter in effect relating to such Proceeding;

(c) for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in the exception to Section 102(b)(7) of the DGCL or as to circumstances in which indemnity is expressly prohibited by Section 317 of the DGCL;

(d) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);

(e) for Expenses incurred by Indemnitee with respect to any action in which Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company;

(f) for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, to the extent required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements); or

(g) if otherwise prohibited by applicable law.

8. Advancement of Expenses. The Company shall advance, to the extent not prohibited by law, all Expenses actually and reasonably incurred by Indemnitee in defending any Proceeding referenced in Sections 1 or 2 prior to the final disposition of the Proceeding (but not amounts actually paid in settlement of any such Proceeding) upon receipt of a written request therefor (together with documentation reasonably evidencing such Expenses). Advances shall be unsecured and interest free and made without regard to Indemnitee’s ability to repay such advances. Indemnitee hereby undertakes to repay such amounts advanced if it shall be determined ultimately that Indemnitee is not entitled to be indemnified by the Company as authorized hereby or by Section 145 of the DGCL. The advances to be made hereunder shall be made as soon as reasonably practicable, but in any event no later than 30 days, after the receipt by the Company of a written statement or statements requesting such advances from time to time (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditure made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice). This Section 8 shall not apply to any claim for which indemnity is not permitted under this Agreement or applicable law.

9. Procedures for Notification and Defense of a Claim.

(a) Notice. Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses as soon as reasonably practicable following the receipt by Indemnitee of notice thereof. The written notification to the Company shall include, in reasonable detail, a description of the nature of the Proceeding and the facts underlying the Proceeding. The failure by Indemnitee to notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights, except to the extent that such failure or delay materially prejudices the Company.

(b) Notice to Insurers. If, at the time of the receipt of a notice of a Proceeding pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of the Proceeding to the insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all commercially-reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies; provided, however, that nothing in this subsection (b) shall relieve the Company of its obligations hereunder (or allow the Company to delay in its performance of its obligations hereunder) to provide indemnification for or advance any Expenses with respect to any Proceeding referenced in Sections 1 or 2, between the time that it so notifies its insurers and the time that its insurers actually pay any such amounts payable as a result of any such Proceeding to the Company.

(c) Selection of Counsel. The Company shall be entitled to assume the defense of the Proceeding at its own expense. Indemnitee agrees to consult with the Company and to consider in good faith the advisability and appropriateness of joint representation in the event that either the Company or other indemnitees in addition to Indemnitee require representation in connection with any Proceeding. The Company will not be liable to Indemnitee for any fees or expenses of separate counsel subsequently employed by or on behalf of Indemnitee with respect to the same Proceeding; provided, however, that (i) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Proceeding at Indemnitee’s expense, and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain counsel to defend such Proceeding, then the fees and expenses of Indemnitee’s separate counsel will be expenses for which Indemnitee may receive indemnification or advancement of expenses.

(d) Cooperation by Indemnitee. Indemnitee shall give the Company such information and cooperation in connection with the Proceeding as may be reasonably appropriate.

(e) Settlements. Indemnitee shall not settle any Proceeding (or any part thereof) which would impose any Expense, judgment, fine, penalty or limitation on the Company without the Company’s prior written consent, which shall not be unreasonably withheld.

(f) Right to Settle Proceedings. The Company shall not settle any Proceeding (or any part thereof) which would impose any Expense, judgment, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent, which shall not be unreasonably withheld.

10. Procedures upon Application for Indemnification.

(a) Notice. To obtain indemnification, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and as is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Proceeding. The Company shall, as soon as reasonably practicable after receipt of such a request for indemnification, advise the board of directors that Indemnitee has requested indemnification. Any delay in providing the request will not relieve the Company from its obligations under this Agreement.

(b) Determination. Following a written request by Indemnitee for indemnification pursuant to Section 10(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by (i) a majority vote of a quorum consisting of directors who are not parties to the Proceeding; (ii) if such a quorum of directors is not obtainable, by Independent Legal Counsel (as defined below) in a written opinion; (iii) approval by the stockholders in accordance with Section 153 of the DGCL, with the shares owned by Indemnitee not being entitled to vote thereon; or (iv) the court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the Company; provided, however, that if a Change in Control (as defined below) shall have occurred, by Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval will not be unreasonably withheld) in a written opinion to the Company’s board of directors, a copy of which shall be delivered to Indemnitee. If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 30 days after such determination. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company, to the extent permitted by applicable law.

(c) Disputes. Subject to Section 10(f), if (i) a determination is made that Indemnitee is not entitled to indemnification under this Agreement, (ii) no determination of entitlement to indemnification shall have been made pursuant to this Agreement within 90 days after the later of the receipt by the Company of the request for indemnification or the final disposition of the Proceeding, (iii) payment of indemnification pursuant to this Agreement is not made (A) within 30 days after a determination has been made that Indemnitee is entitled to indemnification, or (B) with respect to indemnification pursuant to Sections 3, 4 or 10(e) of this Agreement, within 30 days after receipt by the Company of a written request therefor, (iv) advancement of Expenses is not timely made pursuant to Section 8 or 10(e) of this Agreement, or (v) the Company or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration with respect to his or her entitlement to such indemnification or advancement of Expenses, to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration in accordance with this Agreement.

(d) Presumptions. Neither (i) the failure of the Company, its board of directors, any committee or subgroup of the board of directors, Independent Legal Counsel or stockholders to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Company, its board of directors, any committee or subgroup of the board of directors, Independent Legal Counsel or stockholders that Indemnitee has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has or has not met the applicable standard of conduct. In the event that a determination shall have been made pursuant to this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to Section 10(c) shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to Section 10(c), the Company shall, to the fullest extent not prohibited by law, have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Agreement that the procedures and presumptions in this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before such arbitrator that the Company is bound by all the provisions of this Agreement.

(e) Expenses Incurred to Enforce this Agreement. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action a court having jurisdiction over such action makes a final judicial determination; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled to receive advancement of Expenses hereunder with respect to such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee in defense of such action (including without limitation Expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled to receive advancement of Expenses hereunder with respect to such action.

(f) Timing of Determination of Entitlement to Indemnification. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification shall be required to be made prior to the final disposition of the Proceeding.

11. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers and other corporate agents or advancing Expenses under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

12. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amounts incurred by Indemnitee, whether for Expenses, judgments, fines or amounts paid or to be paid in settlement, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the events and transactions giving rise to such Proceeding, and (ii) the relative fault of Indemnitee and the Company (and its other directors, officers, employees and agents) in connection with such events and transactions.

13. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

14. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received payment for such amounts under any insurance policy, contract, agreement or otherwise.

15. Directors’ and Officers’ Liability Insurance. The Company will make commercially reasonable efforts to obtain and maintain liability insurance applicable to directors, officers or fiduciaries in an amount determined by the Company’s board of directors; provided, however, that nothing in this Section 15 shall relieve the Company of its obligations hereunder (or allow the Company to delay in its performance of its obligations hereunder) to provide indemnification for or advance any Expenses with respect to any claim. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, trustees, general partners, managing members, officers, employees, agents or fiduciaries of the Company or any other enterprise, Indemnitee shall be covered by such policy or policies to the same extent as the most favorably-insured persons under such policy or policies in a comparable position.

16. Duration. The indemnification and the advancement of Expenses provided under this Agreement will continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though subsequent thereto Indemnitee may have ceased to serve in such capacity.

17. Services to the Company. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any other corporation, partnership, joint venture, trust or enterprise) and Indemnitee.

18. Enforcement. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

19. Nonexclusivity. The rights of indemnification and to receive advancement of Expenses provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s certificate of incorporation, its bylaws, any agreement, any vote of stockholders or disinterested directors, the DGCL or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prohibit the concurrent assertion or employment of any other right or remedy.

20. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability,

pursuant to court order or other applicable law, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

21. Effectiveness of the Agreement. This Agreement shall be effective as of the date set forth in the introductory sentence of this Agreement and may apply to acts or omissions of Indemnitee that occurred prior to such date if Indemnitee was a director, officer, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

22. Construction of Certain Phrases.

(a) For purposes of this Agreement, references to the “Company” shall also include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this agreement, a “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) Change in Board Composition. During any one (1) year period (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Company’s board of directors, and any new directors (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 22(b)(i), 22(b)(iii) and 22(b)(iv)) whose election by the board of directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Company’s board of directors;

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv) Asset Sale. All or substantially all of the assets of the Company are sold or disposed of in a transaction or series of related transactions;

(v) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

(vi) Other Events. Any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirement.

(c) For purposes of this Agreement, “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended. and shall include each member of the “group” as defined in such Sections; provided, however, that “Person” shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(d) For purposes of this Agreement, “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended; provided, however, that “Beneficial Owner” shall exclude any Person otherwise becoming a Beneficial Owner by reason of (i) the stockholders of the Company approving a merger of the Company with another entity or (ii) the Company’s board of directors approving a sale of securities by the Company to such Person.

(e) For purposes of this Agreement, references to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

(f) For purposes of this Agreement, Indemnitee shall be deemed to have acted in “good faith” if Indemnitee’s action is in good faith reliance or the records or books of account of the Company, including financial statements, or on information supplied to the Indemnitee by officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected by the Company. The provisions of this Section 22(f) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(g) For purposes of this Agreement, “Expenses” means all reasonable direct and indirect costs (including attorneys’ fees, retainers, court costs, transcription costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses) reasonably incurred in connection with (i) presenting, defending, preparing to present or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding, or (ii) establishing or enforcing a right to indemnification under this Agreement, the Company’s certificate of incorporation or bylaws or applicable law. Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for and other costs relating to any cost bond, or other appeal bond or its equivalent. For the avoidance of doubt, Expenses, however, shall not include any judgments, fines or settlements.

(h) For purposes of Section 10 of this Agreement, “Independent Legal Counsel” means a law firm or a lawyer that is experienced in matters of corporate law and neither currently is, nor in the three years previous to its selection or appointment has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceedings giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this agreement.

23. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. The Company shall require and shall cause any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets of the Company, by written agreement with the Company expressly to assume and agree to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place.

24. Notice. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a) if to Indemnitee, to Indemnitee’s address, facsimile number or electronic mail address as shown on the signature page of this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof; or

(b) if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 3250 Van Ness Avenue, San Francisco, CA 94109, or at such other current address as the Company shall have furnished to Indemnitee, with a copy (which shall not constitute notice) to Aaron J. Alter, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

25. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

26. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action or proceeding instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

27. Amendment and Waiver. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing, signed by both parties hereto. No amendment, alteration or repeal of this Agreement shall adversely affect any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in an indemnified capacity prior to such amendment, alteration or repeal. No waiver of any of the provisions of this Agreement shall constitute or be deemed a waiver of any other provision of this Agreement nor shall any waiver constitute a continuing waiver.

28. Integration and Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Company’s certificate of incorporation and bylaws and applicable law.

29. Captions. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

30. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original. This Agreement may also be executed and delivered by facsimile signature and in counterparts, each of which shall constitute an original.

(signature page follows)

The parties are signing this Indemnification Agreement as of the date stated in the introductory sentence.

WILLIAMS-SONOMA, INC.

By:
Name: Title:

Address:	3250 Van Ness Avenue
San Francisco, CA 94109

Agreed to and accepted:

INDEMNITEE

(type or print name)
(signature)
(street address)
(city, state and zip code)

Signature Page to Indemnification Agreement